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                                  EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Catawba Valley Bancshares, Inc.
Hickory, North Carolina


We consent to the inclusion in this Amendment No. 1 to the registration statement of Catawba Valley Bancshares, Inc. on Form S-4 of our report dated January 26, 2001, on our audits of the consolidated financial statements of Catawba Valley Bancshares, Inc. for the year ended December 31, 2000. We also consent to the references to our firm under the caption "Experts."



Dixon Odom PLLC
Sanford, North Carolina

October 2, 2001